UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRIDENT ACQUISITIONS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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TRIDENT ACQUISITIONS CORP.
77 Water Street, Fl 8
New York, NY 10005

August 17, 2020

Dear Stockholder:

On behalf of the Board of Directors of Trident Acquisitions Corp. (the “Company” or “we”), I invite you to attend our Special Meeting of Stockholders (the “Special Meeting”).  We hope you can join us.  The Special Meeting will be held at 10:00 a.m. Eastern Time on August 28, 2020. Due to the COVID-19 pandemic, the Company will be holding the Special Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	212 407 4218

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter and are also available at https://www.cstproxy.com/tridentacquisitions/2020 .. We are first mailing these materials to our stockholders on or about August 17, 2020.

As discussed in the enclosed Proxy Statement, the Special Meeting will be devoted to (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended (the “charter”) to extend the date by which the Company has to consummate a business combination (the “extension”) for an additional three months (the termination date as so extended, the “Extended Termination Date”), (ii) a proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), as amended, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination by the Extended Termination Date, and (iii) consideration of any other business matters properly brought before the Special Meeting.

The purpose of the Charter Amendment and the Trust Amendment is to allow the Company more time to complete a business combination. The Company’s IPO prospectus and original charter provided that the Company initially had until December 1, 2019 to complete its initial business combination. At our 2019 Annual Meeting (the “Annual Meeting”), our stockholders approved a proposal to amend our amended and restated certificate of incorporation to extend the time by which we were required to complete a business combination two (2) times for an additional three months each time. Our stockholders were able to elect to redeem their shares in connection with the Annual Meeting for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes). With respect to public shares not redeemed in connection with the Annual Meeting, we agreed to make a cash contribution of $500,000 to the Trust Account for each three-month extension, which extended our time to complete a business combination until June 1, 2020. At a special meeting of our stockholders held on May 28, 2020, our stockholders approved a proposal to amend our amended and restated certificate of incorporation a second time to extend the time by which we were required to complete a business combination by an additional three months. Our stockholders were again given the ability to elect to redeem their shares in connection with the special meeting for a pro rata portion of the amount then on deposit in the Trust Account. With respect to the public shares not redeemed in connection with the special meeting, we agreed to make a cash contribution equal to $0.15 for each public share of common stock that did not elect to redeem. We now have until September 1, 2020 to complete a business combination (the “Current Termination Date”).

Since the completion of our IPO in June 2018, our representatives have engaged in extensive discussions with investment bankers and business owners with respect to potential business combination opportunities, and continue to do so. However, as a result of ongoing discussions regarding such opportunities, as well as delays resulting from the COVID-19 pandemic, our board of directors has determined that it is in the best interests of our stockholders to extend the Current Termination Date to the Extended Termination Date and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended to the Extended Termination Date (the “Extension”).

We know that many of our stockholders will be unable to attend the Special Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Special Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mail a paper copy of your proxy or vote instructions, so that your shares are represented at the Special Meeting.  You may also revoke your proxy or vote instructions and change your vote at any time prior to the Special Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Trident Acquisitions Corp. We look forward to seeing you at the Special Meeting.

If you have any questions about the Proxy Statement, please contact us at Trident Acquisitions Corp., 77 Water Street, Fl 8, New York, NY 10005.

Sincerely,

/s/ Ilya Ponomarev
Ilya Ponomarev
Chief Executive Officer

August 17, 2020

TRIDENT ACQUISITIONS CORP.
77 Water Street, Fl 8

New York, NY 10005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 28, 2020

To the Stockholders of Trident Acquisitions Corp.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Trident Acquisitions Corp. (the “Company”), a Delaware corporation, will be held on August 28, 2020, at 10 a.m. Eastern Time. Due to the COVID-19 pandemic, the Company will be holding the Special Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	212 407 4218

The Special Meeting will be held for the following purposes:

1.	A proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended (the “charter”) to extend the date by which the Company has to consummate a business combination (the “extension”) for an for an additional three months (the termination date as so extended, the “Extended Termination Date”).

2.	A proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), as amended, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination by the Extended Termination Date.

3.	To act on such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on August 6, 2020 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors.

Ilya Ponomarev
Chief Executive Officer

New York, New York

August 17, 2020

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2020. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT HTTPS://WWW.CSTPROXY.COM/TRIDENTACQUISITIONS/2020.

TRIDENT ACQUISITIONS CORP.
77 Water Street, Fl 8

New York, NY 10005

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 28, 2020

FIRST MAILED ON OR ABOUT AUGUST 17, 2020

Date, Time and Place of the Special Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Trident Acquisitions Corp. (the “Company”), a Delaware corporation, in connection with the Special Meeting of Stockholders to be held on August 28, 2020 at 10:00 a.m. Eastern time for the purposes set forth in the accompanying Notice of Meeting. Due to the COVID-19 pandemic, the Company will be holding the Special Meeting, and any adjournments thereof, via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	212 407 4218

The principal executive office of the Company is 77 Water Street, Fl 8, New York, NY 10005, and its telephone number, including area code, is (646) 229-7549.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following matters:

1.	A proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended (the “charter”) to extend the date by which the Company has to consummate a business combination (the “extension”) for an for an additional three months (the termination date as so extended, the “Extended Termination Date”).

2.	A proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement (the “Trust Agreement”), dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company (the “trustee”), as amended, to extend the date on which to commence liquidating the trust account (“trust account”) established in connection with the Company’s initial public offering (“IPO”) in the event the Company has not consummated a business combination by the Extended Termination Date.

3.	To act on such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

The purpose of the Charter Amendment and the Trust Amendment is to allow the Company more time to complete a business combination. The Company’s IPO prospectus and original charter provided that the Company initially had until December 1, 2019 to complete its initial business combination. At our 2019 Annual Meeting (the “Annual Meeting”), our stockholders approved a proposal to amend our amended and restated certificate of incorporation to extend the time by which we were required to complete a business combination two (2) times for an additional three months each time. Our stockholders were able to elect to redeem their shares in connection with the Annual Meeting for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes). With respect to public shares not redeemed in connection with the Annual Meeting, we agreed to make a cash contribution of $500,000 to the Trust Account for each three-month extension, which extended our time to complete a business combination until June 1, 2020. At a special meeting of our stockholders held on May 28, 2020, our stockholders approved a proposal to amend our amended and restated certificate of incorporation a second time to extend the time by which we were required to complete a business combination by an additional three months. Our stockholders were again given the ability to elect to redeem their shares in connection with the special meeting for a pro rata portion of the amount then on deposit in the Trust Account. With respect to the public shares not redeemed in connection with the special meeting, we agreed to make a cash contribution equal to $0.15 for each public share of common stock that did not elect to redeem. We now have until September 1, 2020 to complete a business combination (the “Current Termination Date”).

Since the completion of our IPO in June 2018, our representatives have engaged in extensive discussions with investment bankers and business owners with respect to potential business combination opportunities, and continue to do so. However, as a result of ongoing discussions regarding such opportunities, as well as delays resulting from the COVID-19 pandemic, our board of directors has determined that it is in the best interests of our stockholders to extend the Current Termination Date to the Extended Termination Date and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended to the Extended Termination Date (the “Extension”).

Voting Rights and Revocation of Proxies

The record date with respect to this solicitation is the close of business on August 6, 2020 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Special Meeting and any adjournment or adjournments thereof.

The shares of the Company’s common stock (“Common Stock”) represented by all validly executed proxies received in time to be taken to the Special Meeting and not previously revoked will be voted at the Special Meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this Proxy Statement and the enclosed proxy card to our stockholders on or about August 17, 2020.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

Outstanding Shares and Quorum

The number of outstanding shares of Common Stock entitled to vote at the Special Meeting is 12,597,757. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of 6,298,880 shares, or a majority of the number of outstanding shares of Common Stock, will constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.

Broker Non-Votes

Holders of shares of our Common Stock that are held in street name must instruct their bank or brokerage firm that holds their shares how to vote their shares.  If a shareholder does not give instructions to his or her bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to “routine” items, but it will not be permitted to vote the shares with respect to “non-routine” items. In the case of a non-routine item, such shares will be considered “broker non-votes” on that proposal.

Proposal 1 (Charter Amendment) is a matter that we believe will be considered “non-routine.”

Proposal 2 (Trust Amendment) is a matter that we believe will be considered “non-routine.”

Banks or brokerages cannot use discretionary authority to vote shares on Proposals 1 or 2 if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Required Votes for Each Proposal to Pass

Assuming the presence of a quorum at the Special Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed

Charter Amendment	Majority of outstanding shares	No
Trust Amendment	Majority of the outstanding shares of common stock sold in the IPO	No

Abstentions will count as a vote against each proposal.

Voting Procedures

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card shows the number of shares of our common stock that you own.

●	You can vote your shares in advance of the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Charter Amendment and the Trust Amendment.

●	You can attend the Special Meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Solicitation of Proxies

The solicitation of proxies is made by the Company. The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement.  If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Trident Acquisitions Corp., 77 Water Street, Fl 8, New York, NY 10005; Attention: Secretary, or call the Company promptly at (646) 229-7549.

If you share an address with at least one other stockholder and currently receive multiple copies of our Proxy Statement, and you would like to receive a single copy of our Proxy Statement, please specify such request in writing and send such written request to Trident Acquisitions Corp., 77 Water Street, Fl 8, New York, NY 10005; Attention: Secretary.

Conversion Rights

Pursuant to our currently existing charter, any holders of our public shares may demand that such shares be converted for a pro rata share of the aggregate amount on deposit in the trust account, less taxes payable, calculated as of two business days prior to the Special Meeting. Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the proposals and whether or not they are holders of our common stock as of the record date. If you properly exercise your conversion rights, your shares will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the Special Meeting), less the amount that was redeemed by our stockholders after the 2019 Annual Meeting and the special meeting held on May 28, 2020. For illustrative purposes, based on funds in the trust account of approximately $69 million on August 11, 2020, the estimated per share conversion price would have been approximately $10.77.

In order to exercise your conversion rights, you must:

●	submit a request in writing prior to 5:00 p.m., Eastern time on August 25, 2020 (two business days before the Special Meeting) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

●	deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the Special Meeting. Stockholders seeking to exercise their conversion rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for conversion, once made, may be withdrawn at any time until the deadline for exercising conversion requests (and submitting shares to the transfer agent) and thereafter, with our consent. If you delivered your shares for conversion to our transfer agent and decide within the required timeframe not to exercise your conversion rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising conversion rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your conversion rights, your shares of our common stock will cease to be outstanding immediately prior to the Special Meeting (assuming the Charter Amendment and Trust Amendment are approved) and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request conversion.

If the Charter Amendment and the Trust Amendment are not approved and we do not consummate an initial business combination by September 1, 2020, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants to purchase common stock will expire worthless.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising conversion rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your conversion rights with respect to the public shares upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your conversion rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your conversion rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group as of August 6, 2020.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Shares of Common Stock

Oleksii Tymofiev	3,000	*
Vadim Komissarov(2)	324,860	*
Michael Wilson	1,500	*
Ilya Ponomarev(3)	1,122,440	8.9%
Edward S. Verona	50,000	*
Woodborough Investments, Ltd.(4)	100,000	*
Eastpower OÜ(5)	782,440	6.2%
Gennadii Butkevych(6)	1,690,000	13.4%
Viktoriia Tushishvili(7)	723,240	5.7%
Hudson Bay Capital Management LP(8)	1,440,000	11.4%
Sander Gerber(8)	1,440,000	11.4%
Basso SPAC Fund LLC(9)	714,256	5.7%
Basso Management, LLC(98)	714,256	5.7%
Basso Capital Management, L.P.(98)	714,256	5.7%
Basso GP, LLC(9)	714,256	5.7%
Howard I. Fischer(9)	714,256	5.7%
Glazer Capital, LLC(10)	1,620,610	12.9%
Paul J. Glazer(10)	1,620,610	12.9%
All directors and executive officers as a group (7 individuals)	3,191,800	25.3%

(1)	Unless otherwise indicated, the business address of each of the individuals is 77 Water Street, Fl 8, New York, NY 10005.
(2)	Includes 100,000 shares of common stock held by Woodborough Investments, Ltd. over which Vadim Komissarov has voting and dispositive power.
(3)	Represents shares owned by Eastpower OÜ and Fivestar OÜ. Ilya Ponomarev is the sole director of Eastpower OÜ and Fivestar OÜ.
(4)	Vadim Komissarov has voting and dispositive power over such shares.
(5)	Ilya Ponomarev is the sole director of Eastpower OÜ.
(6)	Represents 1,190,000 shares of common stock and 500,000 shares of common stock underlying private units held by BGV Group, of which Gennadii Butkevych has voting and dispositive power over.
(7)	Includes 460,000 shares of common stock held by Multilux OÜ, 200,000 shares of common stock held by Viktoria Finance OÜ and 52,000 shares of common stock held by Brandleader OÜ, each of which Viktoriia Tushishvili has voting and dispositive power over.
(8)	Based on a Schedule 13G filed by the reporting person. The reporting person has a business address of 777 Third Avenue, 30th Floor, New York, NY 10017. Hudson Bay Capital Management LP serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the shares of Common Stock reported herein are held. As such, the Investment Manager may be deemed to be the beneficial owner of all shares of Common Stock held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities.
(9)	Based on a Schedule 13G filed by the reporting persons. The reporting persons have a business address of 1266 East Main Street, Fourth Floor, Stamford, Connecticut 06902. Basso Management, LLC is the manager of Basso SPAC Fund LLC (“Basso SPAC”). Basso Capital Management, L.P. (“BCM”) serves as the investment manager of Basso SPAC. Basso GP, LLC (“Basso GP”) is the general partner of BCM. Howard I. Fischer is the principal portfolio manager for Basso SPAC, the Chief Executive Officer and a Founding Managing Partner of BCM, and a member of each of Basso Management, LLC and Basso GP. Accordingly, each of Basso Management, LLC, BCM, Basso GP and Mr. Fischer may be deemed to indirectly beneficially own the shares of Common Stock reported herein.
(10)	Based on a Schedule 13G filed by the reporting persons. The reporting persons have a business address of 250 West 55th Street, Suite 30A, New York, NY 10019. These shares of Common Stock are held by certain funds and accounts to which Glazer Capital, LLC serves as investment manager. Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital, LLC. Each of Glazer Capital, LLC and Mr. Paul J. Glazer disclaims beneficial ownership of the securities reported herein except to the extent of such persons’ pecuniary interest therein.

PROPOSAL 1: THE CHARTER AMENDMENT

The proposed Charter Amendment would amend our existing charter to allow us to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months (the termination date as so extended, the “Extended Termination Date”). At our 2019 Annual Meeting, our stockholders approved a proposal to extend the time by which we had to complete a business combination two (2) times for an additional three months each time, and at our special meeting held on May 28, 2020, our stockholders approved a proposal to further extend the time by which we had to complete a business combination by an additional three months, expiring on September 1, 2020 (the “Current Termination Date”). Pursuant to the terms of the proposed Charter Amendment, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees must deposit $0.15 for each public share of common stock that has not redeemed (or an aggregate of $962,476.05 if there are no redemptions) into the trust account for the three month extension. The extension payment must be made prior to the Current Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of our initial business combination. All stockholders are encouraged to read the proposed Charter Amendment its entirety for a more complete description of its terms. If more than 5,952,269 shares are elected to be redeemed at the Special Meeting, we will not effect the Charter Amendment or the Trust Amendment and we will move to liquidate the trust account and dissolve the Company promptly after the Special Meeting. A copy of the proposed Charter Amendment is attached hereto as Annex A.

Reasons for the Proposed Charter Amendment

The Company is proposing to amend its charter to extend the date by which it has to consummate a business combination from the Current Termination Date to the Extended Termination Date.

The Company is actively working to complete a “business combination” as defined under the Company’s charter, but the Company has not signed a definitive agreement and therefore will be unable to consummate a business combination by the Current Termination Date. The Charter Amendment is essential to allow the Company more time to consummate a business combination prior the Extended Termination Date. Approval of the Charter Amendment is a condition to the implementation of the Extension. The Company believes that given the Company’s expenditure of time, effort and money on sourcing and performing due diligence on potential target companies, circumstances warrant providing public stockholders an opportunity to consider the Extension and allow the Company an opportunity to consummate a business combination.

If the Charter Amendment proposal is not approved and we have not consummated a business combination by the Current Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants or rights which will expire worthless in the event we wind up.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the amended and restated certificate of incorporation requires the affirmative vote of at least a majority of the outstanding shares of common stock. If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote, by marking your proxy card. Broker non-votes, abstentions or the failure to vote on the Charter Amendment will have the same effect as a vote “AGAINST” the Charter Amendment.

The Board recommends a vote FOR the Charter Amendment.

PROPOSAL 2: THE TRUST AMENDMENT

The proposed Trust Amendment would amend our existing Trust Agreement to change the date by which the trustee must commence liquidating the trust to the Extended Termination Date. Pursuant to the terms of the proposed amendment to the Trust Agreement, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees must deposit $0.15 for each public share of common stock that has not redeemed (or an aggregate of $962,476.05 if there are no redemptions) into the trust account for the three month extension. The extension payment must be made prior to the Current Termination Date. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit, that will not be repaid in the event that we are unable to close a business combination, unless there are funds available outside of the trust account to do so. Such notes would be paid upon consummation of our initial business combination. All stockholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms. If more than 5,952,269 shares are elected to be redeemed at the Special Meeting, we will not effect the Charter Amendment or the Trust Amendment and we will move to liquidate the trust account and dissolve the Company promptly after the Special Meeting. A copy of the proposed Trust Amendment is attached hereto as Annex B.

Reasons for the Proposed Trust Amendment

The Company is proposing to amend its Trust Agreement to extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business combination by the Extended Termination Date.

The Trust Amendment is essential to allowing the Company more time to consummate a business combination. Approval of the Trust Amendment is a condition to the implementation of the Extension.

If the Trust Amendment proposal is not approved and we have not consummated a business combination by the Current Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of holders of a majority of the outstanding shares of common stock sold in the IPO is required to approve the Trust Amendment. Broker non-votes, abstentions or the failure to vote on the Trust Amendment will have the same effect as a vote “AGAINST” the Trust Amendment.

The Board recommends a vote FOR the Trust Amendment.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In March 2016, we sold an aggregate of 3,737,500 shares of our common stock for $25,000, or approximately $.007 per share, to VK Consulting, Inc., which is controlled by Vadim Komissarov. Such shares were subsequently sold to the pre-initial public offering stockholders of the Company.

Channingwick Limited, BGV Croup Limited. Lake Street Fund L.P., Mount Wilson Global Fund L.P., and FLOCO Ventures LLC, certain of our stockholders, purchased, pursuant to written purchase agreements with us, 1,150,000 private units for a total purchase price of $11,500,000, from us. These purchases took place on a private placement basis simultaneously with the consummation of our initial public offering. The private units are identical to the units sold in our initial public offering. However, the holders have agreed (A) to vote their private shares and any public shares acquired in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by December 1, 2019, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the private shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by the Current Termination Date and (D) that the private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated. Additionally, our insiders (and/or their designees) have agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs, our insiders, officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $200,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders, officers and directors or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

The holders of our insider shares, as well as the holders of the private units (and underlying securities) and any shares our insiders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

VK Consulting, Inc., a company owned by Vadim Komissarov, one of our officers, has made available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay VK Consulting, Inc. $7,500 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by VK Consulting is at least as favorable as we could have obtained from an unaffiliated person.

In March 2016, VK Consulting, Inc. loaned the Company $425,000 to be used for the payment of costs related to the Initial Public Offering. On February 15, 2018, the terms of the promissory note with VK Consulting were amended such that the loan is now payable upon the consummation of a Business Combination. The loan was repaid in December 2019.

On December 17, 2019, Viktoria Group, LLC loaned the Company $180,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a Business Combination. The promissory note is non-interest bearing and payable on December 2, 2020.

As of December 31, 2019, there was $180,000 outstanding under the promissory note.

On January 30, 2020, VK Consulting, Inc. loaned the Company $425,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a Business Combination. The promissory note is non-interest bearing and payable on December 2, 2020.

On February 7, 2020 and May 15, 2020, BGV Group Limited loaned the Company an aggregate of $2,300,000 under promissory notes to fund its working capital requirements and finance transaction expenses in connection with a Business Combination. The promissory notes are non-interest bearing and payable on December 2, 2020.

As of June 30, 2020, there was $2,725,000 outstanding under the promissory notes.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Procedures for Approval of Related Party Transactions

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We believe that, during the year ended December 31, 2019, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

OTHER BUSINESS

While the accompanying Notice of Special Meeting of Stockholders provides for the transaction of such other business as may properly come before the Special Meeting, the Company has no knowledge of any matters to be presented at the Special Meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

By Order of the Board of Directors.

/s/ Ilya Ponomarev
Ilya Ponomarev
Chief Executive Officer

New York, New York

August 17, 2020

Annex A

Charter Amendment

3RD AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

AUGUST [●], 2020

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018. The First Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 2019 (the “First Amendment”). The Second Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2020 (the “Second Amendment”).

2. This 3rd Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate, as amended by the First Amendment and the Second Amendment.

3. This 3rd Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by December 1, 2020 (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.”

IN WITNESS WHEREOF, Trident Acquisitions Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:
Name:	Vadim Komissarov
Title:	President

A-1

Annex B

Trust Amendment

AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of August [●], 2020, to the Investment Management Trust Agreement (as defined below) is made by and between Trident Acquisitions Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of May 29, 2018, as amended pursuant to that certain Amendment No. 1 to the Trust Agreement dated as of November 27, 2019 and that certain Amendment No. 2 to the Trust Agreement dated as of May 29, 2020 (as amended, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company held on August 28, 2020, the Company’s stockholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation, as amended, to provide that the date by which the Company shall be required to effect a Business Combination to be extended for an additional three months, and (ii) a proposal to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 27-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination for an additional 3-month period by depositing $0.15 into the trust account for each public share of common stock that has not redeemed, for up to 30-months from the closing of the IPO, but has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.”

9. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

10. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

11. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

12. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the parties have duly executed this 2nd Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:
Name:
Title:

TRIDENT ACQUISITIONS CORP.

By:
Name:	Vadim Komissarov
Title:	President

B-2

PROXY CARD
TRIDENT ACQUISITIONS CORP.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 28, 2020: The Proxy Statement is available at https://www.cstproxy.com/tridentacquisitions/2020.

The undersigned hereby appoints Vadim Komissarov and Ilya Ponomarev, individually, each with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Trident Acquisitions Corp. (the “Company”), to be held via teleconference as described in the Proxy Statement on August 28, 2020 at 10 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated August 17, 2020 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EXTEND THE DATE BY WHICH THE COMPANY HAS TO CONSUMMATE A BUSINESS COMBINATION (THE “EXTENSION”) FOR AN ADDITIONAL THREE MONTHS.

For ☐            Against ☐            Abstain ☐

2.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S EXISTING INVESTMENT MANAGEMENT TRUST AGREEMENT TO MAKE CHANGES NECESSARY TO REFLECT THE EXTENSION.

For ☐            Against ☐            Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _______________________________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.